UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2021

SVB Financial Group
(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	SIVB	The Nasdaq Stock Market LLC

Depositary shares, each representing a 1/40th interest in a share of 5.250% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A	SIVBP	The Nasdaq Stock Market LLC

Item 7.01.	Regulation FD Disclosure

Potential Fraudulent Client Activity

SVB Financial Group (the “Company”) recently became aware of potentially fraudulent activity conducted by a client of Silicon Valley Bank, the Company’s principal banking subsidiary, in connection with a loan transaction funded in early February 2021.

The Company is currently investigating this incident to determine its potential credit exposure, which is currently estimated to be up to $70 million, net of tax, relating to a Global Fund Banking capital call line of credit. The Company is working with the appropriate law enforcement authorities in connection with this matter and intends to pursue all available sources of recovery and other measures to mitigate the potential loss. The Company may be limited in what information it can disclose due to the ongoing investigation.

Based on its review of the potentially fraudulent activity, as well as its risk assessment review of the Global Fund Banking loan portfolio conducted in light of the incident, the Company currently believes this incident is an isolated occurrence involving a single business relationship.

Update on Expectations for Certain Investment and Warrant Gains for Q1 2021

Based on performance through February 25, 2021, the Company is forecasting net gains on investment securities and equity warrant assets for the first quarter of 2021 in the estimated range of $230-300 million, on a pre-tax basis. This forecast includes the results of the Company’s completed sale of all of its common shares of BigCommerce Holdings, Inc. (“BigCommerce”) as of February 16, 2021, which resulted in pre-tax gains on investment securities of approximately $43 million.

It is important to note that the forecast of gains (or losses) related to our investment securities and equity warrant assets (with the exception for the realized gains on BigCommerce) are based on valuation changes and are subject to the underlying issuers’ valuation, which are subject to market conditions, volatility and various other factors. The extent to which any such gains (or losses) will become actually realized (such as the realized gains on BigCommerce) is subject to a variety of factors, including, among other things, changes in prevailing market prices and timing of any actual sales of securities.

The Company is expected to announce its first quarter 2021 financial results on April 22, 2021.

* * * *

The information contained in this Form 8-K provided under Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Corporation under the Securities Act of 1933 or the Exchange Act, unless expressly incorporated by specific reference in such filing.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including but not limited to the Company’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. The preliminary financial information discussed above is based on information available at this time and is subject to change due to a variety of factors, including among others: (i) further developments from the potential fraud incident, and (ii) changes to the valuations of the Company’s investment securities and equity warrant assets. Actual results may differ materially from current projections. Factors that could cause the Company’s actual results to differ from those described in the forward-looking statements can be found in the Company’s reports filed with the U.S. Securities and Exchange Commission.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2021	SVB FINANCIAL GROUP

	By:	/s/ DANIEL BECK
	Name:	Daniel Beck
	Title:	Chief Financial Officer